CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 W.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, the undersigned Chief Executive Officer and Acting Chief Financial Officer, or persons fulfilling similar functions, each certify:
That the financial information included in this Quarterly Report fairly presents in all material respects the financial condition and results of operations of the Company as of September 30, 2004 and for the periods presented in the report; and that the Quarterly Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities exchange Act of 1934

By:        /s/ Mark Shmulevsky
Title:     Chief Executive Officer and Acting Chief Financial Officer
Date:      March 17, 2005